                                                                   EXHIBIT 10.92



                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (the "AGREEMENT") is entered into as of the 7th day of April, 2004, by and between RAILAMERICA, INC., a Delaware corporation (the "COMPANY"), and GARY O. MARINO (the "EXECUTIVE").

                                    RECITALS

         WHEREAS, the Executive has been employed pursuant to the terms of an Amended and Restated Executive Employment Agreement dated as of the 1st day of January, 2002, by and between the Company and the Executive (the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, the Company and the Executive have agreed that the Employment Agreement, and the Executive's employment thereunder, shall terminate, effective as of the date hereof (the "TERMINATION DATE"); and

         WHEREAS, the Company and the Executive now wish to set forth in this Agreement all of their respective rights and obligations resulting from such termination;

         NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree to the following Terms and Conditions:

                              TERMS AND CONDITIONS

         1. RECITALS. All of the foregoing Recitals are true and correct and are incorporated as part of these Terms and Conditions.

         2. TERMINATION OF EMPLOYMENT AGREEMENT. The Company and the Executive each acknowledge and agree that the Employment Agreement shall terminate and be of no further force and effect as of the Termination Date.

         3. SEVERANCE BENEFITS. The Company shall provide the Executive with the following payments and benefits (the "SEVERANCE BENEFITS"), in each case reduced by any applicable employment or withholding taxes to the extent required by applicable law, and shall take the following actions:

                  (a) SEVERANCE PAYMENT. The Company agrees to the following:

                           i. Within two (2) business days following the Effective Date (as defined in SECTION 24 below), the Company shall pay the Executive the lump sum amount of one hundred thousand dollars ($100,000.00), which shall be payable as follows: (A) twenty-five thousand dollars ($25,000.00) shall be paid to Stearns Weaver Miller

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

         Weissler Alhadeff & Sitterson, P.A. (attorneys for the Executive), and
         (B) the balance shall be paid to the Executive, minus all employment taxes and all other withholdings required by law on the full amount payable pursuant to this SECTION 3(A); PROVIDED, HOWEVER, that nothing is this SECTION 3(A)(I) shall limit any right or obligation of the Company to withhold any amounts required by applicable law.

                           ii. Within two (2) business days following the Effective Date, the Company shall cause to be transferred to the RailAmerica, Inc. Nonqualified Deferred Compensation Trust U/A/D January 3, 1997 ("1997 DEFERRED COMPENSATION TRUST"), a copy of which is attached as EXHIBIT 1, for credit to the Executive's account under that trust the sum of three million dollars ($3,000,000.00). The Executive will be paid benefits in accordance with the 1997 Deferred Compensation Trust and the Nonqualified Deferred Compensation Agreement between the Executive and the Company dated January 3,1997.

                           iii. The Company shall amend the 1997 Deferred Compensation Trust in the form attached hereto as EXHIBIT 2. The Company will provide to the Executive within ten (10) business days following the Effective Date written documentation of the amendment to the 1997 Deferred Compensation Trust.

                  (b) CONTINUED GROUP MEDICAL AND DENTAL COVERAGE. The Company shall reimburse the Executive for his monthly premiums to maintain his and his qualified dependents' group medical and dental coverage under the Company's group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and under any replacement plan the Company may obtain at the conclusion of the Executive's and his qualified dependents' COBRA entitlement, which shall be on a level consistent with the coverage afforded to the Executive and his qualified dependents prior to the Termination Date to the extent reasonably possible, until the first to occur of (i) the end of the month containing the fifth (5th) anniversary of the Effective Date, and (ii) the date that the Executive becomes eligible for substantially equivalent coverage under another employer's group health plan. In furtherance of this obligation, the Executive agrees to take all necessary steps to elect and maintain continued COBRA coverage for the greatest period permitted by law and to assist the Company in obtaining coverage under any replacement plan.

                  (c) CONTINUATION OF LONG-TERM INCENTIVE PROGRAM BENEFIT. The Executive shall receive the following payments under the Company's Long-Term Incentive Program ("LTIP") (a copy of which is attached hereto as EXHIBIT 3):

                           i. his entire Performance Award under the LTIP for the Performance Period running from January 1, 2001, through December 31, 2003 (provided, however, that the parties agree that no such payment is payable inasmuch as the Performance Targets were not achieved),

                           ii. his entire Performance Award for the Performance Periods running from January 1, 2002, through December 31, 2004, and from January 1, 2003 through December 31, 2005, and

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

                           iii. a pro-rated portion equal to seventy-five percent (75%) of his Performance Award for the Performance Period running from January 1, 2004, through December 31, 2006 (based on a Termination Date of April 7, 2004).

                  The payments for each such Performance Period shall be calculated pursuant to the formula provided in Section 5.6 of the LTIP and shall be paid to the Executive in the time and manner specified in Section 5.10 of the LTIP.

                  (d) STOCK OPTIONS AND RESTRICTED STOCK. A total of 116,666 unvested options to purchase shares of the Company's Common Stock previously granted to the Executive by the Company shall become vested in the Executive as of the Effective Date. These options, together with 1,433,334 previously vested options (collectively, the "OPTIONS"), shall remain exercisable until the second
(2nd) anniversary of the Effective Date, with the exception of the Options granted as of January 1, 1998, which shall remain exercisable until January 1, 2008. Any Options not exercised in accordance with the foregoing shall expire. In addition, 24,918 unvested shares of restricted shares previously granted to the Executive (the "RESTRICTED SHARES") shall become vested in the Executive as of the Effective Date, and the Company shall cause any restrictive legend on any such restricted shares to be removed within thirty (30) days thereof. (Copies of the Option Agreements for each of the foregoing Option grants and copies of the Restricted Shares are attached hereto as EXHIBIT 4 and EXHIBIT 5, respectively.)

                  (e) INDEMNIFICATION. The Company and Executive hereby agree to perform all of their respective obligations under the Indemnification Agreement (the "INDEMNIFICATION AGREEMENT") between Rail America, Inc., and Gary O. Marino dated June 23, 2000 (a copy of which is attached hereto as EXHIBIT 6) which agreement remains in full force and effect, except as provided in SECTION 10 hereof.

                  (f) CONTINGENT ADDITIONAL PAYMENTS. The parties represent and warrant that this Agreement is made without any expectation that an event will occur that would result in application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"). Nonetheless, in the event the Internal Revenue Service or any state or local taxing authority determines that any payment, distribution or other action by the Company to or for the benefit of the Executive pursuant to this Agreement or otherwise would be subject to the excise tax imposed by Code Section 4999 (or its successor or other provision that imposes a similar excise tax) or any excise tax that may be imposed by a state and/or local law, or any interest or penalties being imposed on the Executive with respect to any such excise taxes (such excise taxes, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the provisions of Section 7 of that certain agreement between the Executive and the Company dated June 20, 2000, as amended effective September 1, 2002 (the "2000/02 AGREEMENT") shall apply by treating as a "Payment" for purposes of Section 7 of the 2000/02 Agreement, any payment, distribution or other action by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement or otherwise (including any additional payments required under this SECTION 3(F)). Except as required to give effect to this SECTION 3(F), the 2000/02 Agreement shall be null and void, and the Executive shall be entitled to no payments or benefits thereunder.

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

                  (g) EXECUTIVE'S DEATH. If the Executive dies before receiving all payments to which he is entitled under this Agreement, or any of the agreements or programs referred to above, any payment that would have been made to the Executive will be made to the Executive's surviving spouse, if any, or, if none or circumstances are such that it is not possible to determine whether the Executive or his surviving spouse survived, then to the Executive's estate. If Executive's surviving spouse dies before receiving all payments to which she is entitled under this SECTION 3(G), any payment that would have been made to her will be made to her estate.

         4. NO FURTHER COMPENSATION. The Executive acknowledges and agrees that no further compensation or benefits or other monies are owed to the Executive by the Company, other than the Severance Benefits described in SECTION 3 above, and any other rights of the Executive under the Company's Employees 401K Savings Plan (in which the Executive is fully vested with respect to the employer's contribution) and the Retirement Executive Plan Basic Plan Document, a/k/a/ the RailAmerica, Inc. Executive Deferred Compensation Plan (the "2003 EXECUTIVE PLAN") (in which the Executive is fully vested with respect to the employer's contribution) and conversion rights under the life and disability insurance features of the Company's Health and Welfare Plan. For this purpose, Company shall provide or cause to be provided to the Executive the customary notices concerning benefits as are provided to terminated employees.

         5. JOINT PRESS RELEASE. The parties hereto agree that, upon the execution of this Agreement, the Company shall issue the press release attached hereto as EXHIBIT 7.

         6. NON-COMPETITION AND NON-SOLICITATION. In consideration for the Company's provision of the Severance Benefits under SECTION 3 of this Agreement, the Executive agrees to the following:

                  (a) GENERAL. The Executive acknowledges that he has performed services for and on behalf of the Company and has acquired Confidential Information and has had access to Materials (as each of those terms is defined below) that will directly affect the Consolidated Group. Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement. "CONSOLIDATED GROUP" as used above and elsewhere in this Agreement shall mean the Company and its subsidiaries and affiliates.

                  (b) NON-COMPETITION AND NON-SOLICITATION. The Executive agrees with the Company that for a period of twelve (12) months from the Effective Date, the Executive shall not, directly or indirectly, without the prior written consent of the Board, engage in the following:

                           i. perform any services or duties in any capacity, whether as a consultant, independent contractor, agent, director, officer, manager, supervisor or employee, or otherwise, for any person or entity engaged in any business in the United States that was engaged in by any member of the Consolidated Group at any time during the period in which the Executive was employed by the Company; PROVIDED, HOWEVER, that, for purposes of this SECTION 6(B)(I), (A) in no event shall a purely passive personal or family investment of less than five

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

         percent (5%) of the equity of any entity, without more, be construed as the performance of duties or services for such entity; (B) a business which is first engaged in by the Consolidated Group after the Effective Date of this Agreement shall be considered to be a business that was engaged in during the Executive's employment by the Consolidated Group only if and to the extent that the Executive agrees in writing at the time of the Consolidated Group's commencement or acquisition of such business that it will be so considered; and (C) the Executive may become involved with a short-line freight railroad, if such railroad does not operate track anywhere in the United States or Canada or in Australia (the later restriction so long as the Company owns Freight Australia).

                           ii. The Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, employ or attempt to employ, or enter into any contractual arrangement with, any employee or former employee of any member of the Consolidated Group (whether or not such employment is full-time or part-time or pursuant to a written contract), other than the Executive's personal secretary, unless such employee or former employee has not been employed by any member of the Consolidated Group for a period in excess of six (6) months.

                  (c) The covenants of the Executive set forth in this SECTION 6 are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Executive, and which have been made by the Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company in any court of competent jurisdiction for the basis of injunctive relief, as permitted under SECTION 8 hereof. The covenants set forth in this SECTION 6 are cumulative to each other and to all other covenants of the Executive in favor of the Company contained in this Agreement. Should any covenant, term or condition in this SECTION 6 become or be declared invalid or unenforceable, the parties request that such unenforceable provision be modified consistent with the intent of this SECTION 6 so that it shall be enforceable as modified.

         7. CONFIDENTIALITY.

                  (a) SEPARATION AGREEMENT. The parties hereto covenant and agree that this Agreement and its terms and conditions are, collectively and independently, totally confidential and from the date of this Agreement forward, shall forever be kept totally confidential and shall not in any manner or for any reason by disclosed by either party without the express written consent of the other party, except on a "need to know basis" (i) to the immediate family members of the Executive, all of whom shall be informed of and be bound by the provisions of this paragraph; (ii) to the attorneys and accountants of either party; (iii) as may be required by government agencies, such as the Internal Revenue Service; or (iv) pursuant to court order or subpoena compelling such

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

disclosure. Should either party or their representatives receive any such subpoena or court order compelling disclosure, that party shall immediately notify the other party so that it may have the opportunity to interpose an objection.

                  (b) BUSINESS INFORMATION. In the course of the Executive's relationship with the Consolidated Group, some or all of the members of the Consolidated Group have disclosed or made known to the Executive, and the Executive has been given access to or has become acquainted with, certain information, business plans, strategies, trade secrets and the like, relating to or useful in one or more of the businesses of the Consolidated Group (collectively "CONFIDENTIAL INFORMATION"), and which the Company considers proprietary and desires to maintain confidential. As a material inducement to the Company to enter into this Agreement, the Executive covenants and agrees that, at all times after the Termination Date, the Executive shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, except to or for the benefit of the Consolidated Group or as directed by the Chief Executive Officer of the Company, any of the Confidential Information which he may have acquired in the course of or as an incident to his relationship with any member of the Consolidated Group, including, without limitation, pursuant to his employment, the parties agreeing that such Confidential Information affects the successful and effective conduct of the businesses of the Consolidated Group and its goodwill, and that any breach of the terms of this SECTION 7 is a material breach of this Agreement. All equipment, documents, memoranda, reports, records, computer software, disks, tapes, other means of electronic data storage, files, materials, samples, books, correspondence, lists, other written and graphic records and the like (collectively, the "MATERIALS"), affecting or relating to one or more of the businesses of the Consolidated Group, which the Executive may have prepared, used, constructed, observed, possessed or controlled shall be and remain the sole property of the Consolidated Group. On or before the Termination Date, the Executive shall deliver to the Company all of the Materials, Confidential Information and all copies thereof in the custody or control of the Executive and shall certify in writing that he has retained no copy of any Materials.

         8. INJUNCTIVE RELIEF. The covenants of the Executive set forth in this Agreement are separate and independent covenants, for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Executive, and which have been made by the Executive to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by the Company or any other member of the Consolidated Group in any court of competent jurisdiction for the basis of injunctive relief. Should any covenant, term or condition in this Agreement become or be held to be overly broad as to geography, time, activity or subject so as to be unenforceable at law or equity, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with applicable law. It is the intent of the parties that the provisions of this Agreement be enforced to the greatest extent allowable in law or equity.

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

         9. NO CHARGES FILED. The Executive and the Company mutually represent and warrant that neither has filed any claims or causes of action against the other or, with respect to Executive's representation and warranty, against any other member of the Consolidated Group, including but not limited to any charges of discrimination against the Company, with any federal, state or local agency or court.

         10. NO ADMINISTRATIVE PROCEEDING TO BE FILED. The Executive and the Company each agree not to institute any administrative proceeding or lawsuit against the other or, with respect to the Executive's agreement, any other member of the Consolidated Group, in violation of SECTION 13 below, and represent and warrant that, to their best knowledge, no other person or entity has initiated or is authorized to initiate such administrative proceedings or lawsuit on his or its behalf. Furthermore, each party agrees not to encourage any other person or suggest to any other person that he or she institute any legal action or claim against each other or, with respect to the Executive's agreement, the Consolidated Group or any past and present shareholders, directors, officers, or agents. To the extent that any provision of Section 10 of the Indemnification Agreement may suggest a right of the Company contrary to the Company's agreement in this SECTION 10, Section 10 of the Indemnification Agreement is of no further force and effect.

         11. NON-DISPARAGEMENT. The Executive agrees not to make any disparaging or negative comment to any other person or entity regarding (a) any member of the Consolidated Group, (b) any of the owners, directors, officers, shareholders, members or employees of any member of the Consolidated Group, (c) the working conditions at the Company, or (d) the circumstances surrounding the Executive's separation from the Company. The Company's officers and directors and the officers and directors of any other member of the Consolidated Group agree not to make any disparaging or negative comment to any other person or entity regarding the Executive.

         12. DUTY OF COOPERATION. The parties hereto agree to cooperate with each other and each other's attorneys in connection with any threatened or pending litigation against the Company or any member of the Consolidated Group, or against the Executive. The Executive agrees to make himself available upon reasonable notice to prepare for and appear at deposition or at trial in connection with any such matters, and the Company agrees to make the appropriate persons available upon reasonable notice to prepare for and appear at deposition or at trial in connection with any such matters. Notwithstanding anything contained herein to the contrary, the Executive shall not be obligated to appear as an expert consultant or expert witness in connection with any matter. Furthermore, the parties hereto agree to cooperate fully in effecting an orderly transition with regard to the termination of the Executive's employment and the transition of his duties to other employees of the Company. The foregoing obligations shall be without additional cost to the party to whom cooperation is provided.

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES


         13. MUTUAL GENERAL RELEASES.

                  (a) THE EXECUTIVE'S RELEASE. The Executive, on behalf of himself and his spouse, heirs, executors, administrators, personal representatives and assigns, hereby unconditionally and irrevocably releases, covenants not to sue and provides a complete waiver of all rights and claims that may have arisen, whether known or unknown, until the Effective Date, to the Company and each member of the Consolidated Group, all of each of their past and present parents, subsidiaries, affiliated and related entities and divisions and departments, and each of their owners, directors, officers, shareholders, members, employees, attorneys and agents, and their predecessors, successors and assigns. This includes, but is not limited to, rights or claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Florida Civil Rights Act of 1992, and the Railway Labor Act of 1926, as any of the foregoing may be amended from time to time, and any common law, public policy, contract (whether oral or written, express or implied) or tort law, including claims for defamation, and any other local, state or federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of the Executive's employment with or the termination of his employment by the Company. In addition to waiving his right to file any charge or complaint on his own behalf, the Executive hereby waives his right to participate in any charge or complaint which may be made by any other person or organization on his behalf before any federal, state or local court or administrative agency against any of the foregoing releasees, except as such waiver is prohibited by law. Should any such charge be filed, the Executive agrees that he will not accept any relief or recovery therefrom.

                  (b) THE COMPANY'S RELEASE. The Company and the other members of the Consolidated Group hereby unconditionally and irrevocably release and forever discharge the Executive, and covenant not to sue and not to assert against the Executive, any causes of action, claims or demands whatsoever, both known and unknown, at law or in equity, or before any agency or commission of local, state and federal governments, arising under any law or other statutory, administrative and common law that the Company or any other member of the Consolidated Group ever had, now has or hereafter can, shall or may have for or by reason of any cause whatsoever, up to the Termination Date, including, but not limited to any and all claims and causes of action arising out of the Executive's employment with the Company, whether based on any federal, state or local statute or ordinance or founded in tort, contract (oral, written or implied) or any other common law or equitable basis.

                  (c) Notwithstanding anything contained in this SECTION 13 to the contrary, however, this Agreement is not intended and shall not operate or be deemed to constitute a release, waiver, discharge or impairment of any right or right to prosecute any claim or action on any right that may arise after the Effective Date, including, with respect to the Executive, his rights under the 2003 Executive Plan and the Company's Employees 401K Savings Plan.

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES


         14. CERTAIN VIOLATIONS. In the event of the Executive's material violation of any of the provisions of this Agreement, the Company may, in addition to any other remedy, cease providing any of the Severance Benefits provided pursuant to SECTION 3.

         15. ATTORNEYS' FEES. In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs of court, including all attorneys' fees at all trial and appellate levels.

         16. SEVERABILITY. If any provision of this Agreement is invalidated by a court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matter herein. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

         18. CONSTRUCTION. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflict of laws. The venue for any action to enforce any provision of this Agreement shall be the state or federal courts located in Palm Beach County, Florida.

         20. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered, delivered by overnight courier or sent by registered or certified mail, return receipt requested addressed as set forth herein. Notices personally delivered or sent by overnight courier shall be deemed given on the date of delivery, and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (a) if to the Company, addressed to: RailAmerica, Inc., 5300 Broken Sound Blvd., N.W., Boca Raton, Florida 33487 Attention: E.V.P and Chief Administrative Officer, and (b) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address designated by the party by written notice in accordance with this provision.

         21. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES


         22. NON-ADMISSION OF LIABILITY. Neither this Agreement nor anything contained herein shall constitute or is to be construed as an admission by the Company or the Executive as evidence of any liability, wrongdoing, or unlawful conduct.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instruments and agreement.

         24. ACKNOWLEDGMENTS.

                  (a) EXECUTIVE'S ACKNOWLEDGMENTS. The Executive acknowledges and agrees that:

                           i. He has had sufficient time to review this Agreement and consult with anyone he chooses regarding this Agreement, that he has been advised to consult with legal counsel regarding this Agreement and has been represented by counsel of his own choosing and at his own expense in connection with this Agreement, and that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company.

                           ii. The Executive acknowledges and agrees that he has been given at least twenty-one (21) days to review this Agreement and that he understands that he has seven (7) days from the date he executes this Agreement to revoke his signature by providing notice in writing to the Company.

                           iii. By this Agreement he is receiving consideration in addition to that to which he is already entitled.

                           iv. This Agreement and the release contained herein satisfy all the requirements for an effective release by the Executive of all age discrimination claims under Age Discrimination in Employment Act.

                  (b) COMPANY'S ACKNOWLEDGMENTS. The Company acknowledges and agrees that:

                           i. The execution, delivery and performance by the Company of this Agreement are within its corporate power and authority and have been duly authorized by its Board of Directors.

                           ii. This Agreement is, and any other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency,

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES


         reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

                           iii. The provisions of this Agreement are intended to be binding upon and inure to the benefit of the Consolidated Group.

                  (c) For purposes of this Agreement, "EFFECTIVE DATE" shall mean the date that is seven (7) days after the Executive executes this Agreement, provided that the Executive has not exercised his right to revoke in accordance with this SECTION 24.

                  [Remainder of page intentionally left blank.]

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                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

         25. HEADINGS. The headings are for the convenience of the parties, and are not to be construed as terms or conditions of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                COMPANY:

                                RAILAMERICA, INC., a Delaware corporation



                                By: /s/ William G. Pagonis
                                    ------------------------------------
                                   Name:  William G. Pagonis
                                   Title: Chairman



                                EXECUTIVE:


                                /s/ Gary O. Marino
                                ---------------------------------------
                                Gary O. Marino

                               LIST OF EXHIBITS TO
                          SEPARATION AGREEMENT BETWEEN
                      RAILAMERICA, INC. AND GARY O. MARINO


1. RailAmerica, Inc. Nonqualified Deferred Compensation Trust U/A/D January 3, 1997

2. Form of Amendment to RailAmerica, Inc. Nonqualified Deferred Compensation Trust U/A/D January 3, 1997

3. RailAmerica, Inc. Long-Term Incentive Program -- Incorporated by reference to exhibit 10.89 filed as part of RailAmerica, Inc.'s Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 9, 2003.

4.       RailAmerica, Inc. Options Issued to Gary Marino - 1,550,000 options

5.       Previously restricted 24,918 shares of RailAmerica, Inc. issued to Gary
         Marino

6. Indemnification Agreement between Rail America, Inc., and Gary O. Marino dated June 23, 2000

7.       Press Release

                                                                       EXHIBIT 1

            RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST

      This RailAmerica, Inc. Nonqualified Deferred Compensation Trust Agreement is made this 3rd day of January, 1997 by and between RailAmerica, Inc. (the "Company") and Donald D. Redfearn (the "Trustee");

      WHEREAS, the Company has adopted the nonqualified deferred compensation Plans as listed in Appendix One hereto and may adopt additional nonqualified deferred compensation Plans for the benefit of eligible employees (the "Plan");

      WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

      WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, a herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management of highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      1.    ESTABLISHMENT OF TRUST.

            (a) The Company hereby deposits with the Trustee in trust the amount shown on Appendix Two hereto, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement:

            (b)   The Trust hereby established is irrevocable.

            (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter I, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

            (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

      2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

            (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

            (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits stall be considered and reviewed under the procedures set out in the Plans.

            (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

      3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

            (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                  (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

            (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

      4.    PAYMENTS TO COMPANY.

            Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

      5.    INVESTMENT AUTHORITY.

            (a) The Trust Fund shall be held in trust by the Trustee and shall be invested and reinvested as provided in this Section 5, without distinction between principal and Income and without regard to the restrictions of the laws of the State of Florida, or any other jurisdiction, relating to the investment of Trust Funds. The Trustee shall invest and reinvest the Trust Fund in its discretion, except as otherwise directed by the Company, or in accordance with
Section 5(d) in accordance with the directions of an Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment.

            (b) In addition to the more general investment powers provided below, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants. The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

            (c) The Company shall establish specific investment policies and guidelines for Trust Funds. The Trustee shall be responsible only for investing the Trust Fund in accordance with such policies and guidelines. If any change in such policies or guidelines is subsequently deemed appropriate, notice of such change shall be promptly communicated by the Company to the Trustee, but the Trustee shall be under no duty to take or refrain from taking any action based on such changes prior to receiving such notice.

            (d) The Company may appoint one or more than one Investment Manager to direct the investment of the Trust Fund. Upon the effective date of such appointment, such Investment Manager shall have the sole power, without prior consultation with the Trustee, to manage and direct the acquisition and disposition of the Trust Fund. The Investment Manager shall keep such records and make such reports to the Trustee as may be specified in the agreement appointing such Investment Manager. The Company at its discretion also may terminate the appointment of any Investment Manager. The Company shall notify the Trustee of such termination and, in the absence of specific directions from the Company or the appointment of a successor Investment Manager for the Investment Account, the Company shall be responsible for the management and control of the assets formerly managed by the Investment Manager.

            (e) To the extent neither the Company nor an Investment Manager furnishes directions as to the investment of the Trust Fund, the Trustee may retain uninvested cash or cash balances, without being required to pay interest thereon, or may invest such assets in short-term investments and one of the commingled funds described in Section 5(f)(8).

            (f) The Trustee shall have the power to do all things and execute such instruments as it may deem necessary or proper to carry out its responsibilities under this Trust Agreement, including the following powers:

                  (1) To invest any and all monies in stock of the Company, other stocks, bonds, securities, insurance policies insuring the lives of employees covered by any Plan, mutual funds, investment company or trust shares, mortgages, notes, choses in action, real estate, improvements thereon, and other property acceptable to the Trustee;

                  (2) To sell, exchange, or otherwise dispose of any property at any time held or acquired by the Trust Fund, at public or private sale, for cash or on terms, without advertisement, including the right to lease for any term;

                  (3) To vote in person or by proxy any corporate stock or other security and to agree to or take, or refrain from taking, any other action necessary or appropriate for a shareholder or owner in regard to any reorganization, merger, consolidation, liquidation, bankruptcy or other procedure or proceeding affecting any stock, bond, note or other property;

                  (4) To compromise, settle, adjust or otherwise act in any reasonable manner whatsoever on any claim or demand by or against the Trust Fund and to agree to any rescission or modification of any contact or agreement affecting the Trust fund;

                  (5) To deposit any stock, bond or other security in any depository or other similar institution and to register any stock, bond or other security in the name of any nominee, without the addition of words indicating that such security is held in a fiduciary capacity, but accurate records shall be maintained showing that such security is a Trust Fund asset and the Trustee shall be responsible for the acts of such depository or nominee;

                  (6) To hold cash (including, without limitation, in non-interest bearing accounts) in such amounts and for such time as may be in its opinion reasonable for the proper management of the Trust Fund;

                  (7) To grant, sell, purchase, or exercise any option of any kind or description whatsoever to purchase or sell any security or other property which is a permissible investment under this Section 5, provided the Trustee in no event shall grant or sell any option under which any person can require the Trust Fund to sell any security or other property which the Trust Fund at the time of such grant or sale does not hold in an amount sufficient to cover such option and any other outstanding option granted or sold by the Trustee, and the Trustee in no event shall dispose of any security or other property covering any option until such option is exercised or otherwise expires;

                  (8) To invest all, or any part, of the assets of the Trust Fund in any common, collective or group trust fund which is maintained under section 584 of the Code or Revenue Ruling 81-100, 1981-1 C.B. 326, by the Trustee or any bank which is a member of an "affiliated group" (as that term is defined in section 1504 of the Code) with the Trustee, the provisions of which common, collective or group trust fund upon such investment shall automatically be adopted and made a part of this Trust Agreement for the period such investment is made in such common, collective or group trust fund;

                  (9) To make such other investments without regard to any law now or hereafter in force limiting the investments of trustees or other fiduciaries.

            (g) With respect to any policy of life insurance that the Trustee owns or under which the death benefits are made payable to the Trustee, the Trustee shall have the following specific powers and responsibilities;

                  (1) If the Trustee is the owner of any such policy, the Trustee reserves all available benefits, privileges, payments, dividends, surrender values, options, conversion rights and elections, including the right at any time or times to change the beneficiary, to borrow or otherwise receive the surrender value, to pledge or assign the policy or its proceeds as collateral security for any loan which the owner or owners may obtain from any lender, including a Trustee under this agreement individually or a parent or affiliate company, and to withdraw the policy if deposited with the trustees, without any duty on the trustees to see its return.

                  (2) Upon the death of the insured under the policy the Trustee shall take such action as they deem best to collect the policy proceeds, paying the expenses of collection from the Trust Fund, but the Trustee need not enter into or maintain any litigation to enforce payment on the policy until indemnified to their satisfaction against all expenses and liabilities to which it might by any such litigation be subjected. The Trustee may release the insurance company from its liability under the policy and make any compromise which the trustees deem proper.

                  (3) The insurance company shall not take notice of the provisions of this Agreement or see to the application of the policy proceeds, and the Trustee's receipt to the insurance company shall be a complete release for any payment made and shall bind every participant or beneficiary under this Agreement.

      6.    DISPOSITION OF INCOME.

            During the term of this Trust, ail income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

      7.    ACCOUNTING BY TRUSTEE.

            The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records, as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investment purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

      8.    RESPONSIBILITY OF TRUSTEE.

            (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

            (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

            (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

            (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

            (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

            (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      9.    COMPENSATION AND EXPENSES OF TRUSTEE.

            The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

      10.   RESIGNATION AND REMOVAL OF TRUSTEE.

            (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 45 days after receipt of such notice unless the Company and the Trustee agree otherwise.

            (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

            (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for 5 years.

            (d) If the Trustee resigns or is removed within 5 years of a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

            (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

            (f) If the Trustee resigns or is removed, a. successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) and (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      11.   APPOINTMENT OF SUCCESSOR.

            (a)   If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

            (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

      12.   AMENDMENT AND TERMINATION.

            (a) The Trust is irrevocable but this Agreement may be amended with the written consent of the Trustee and all beneficiaries. No amendment will be permitted that would vest the assets of the Trust in, or at the direction of, the Company except as required pursuant to Section 1(d) hereof,

            (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

      13.   MISCELLANEOUS.

            (a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

            (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ('Act'), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated the Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

      14.   EFFECTIVE DATE.

            The effective date of this Trust Agreement shall be January 3, 1997.

      The Company and the Trustee have executed this Trust Agreement effective as provided herein.

                                               RAILAMERICA, INC.

                                               By: /s/ Donald D. Redfearn
                                                   -----------------------------
                                               TITLE: EXECUTIVE VICE PRESIDENT

ATTEST:

(CORPORATE SEAL)

By: /s/ Larry Bush
    ---------------------
    Assistant Secretary

                                               TRUSTEE:

                                               /s/ Donald D. Redfearn
                                               ---------------------------------
                                               DONALD D. REDFEARN

                                  APPENDIX ONE
                                       TO
           RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST

    Plans Currently in Place Reflecting Agreement with the Following Employees:

     1.    Nonqualified Deferred Compensation Agreement with Gary O. Marino.

     2.    Nonqualified Deferred Compensation Agreement with John Marino.

                                  APPENDIX TWO
                                       TO
           RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST

      The amount of the initial deposit to the RailAmerica, Inc. Nonqualified Deferred Compensation Trust is Twenty Dollars ($20.00).

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES




                                    EXHIBIT 2

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

                         AMENDMENT TO RAILAMERICA, INC.
                    NONQUALIFIED DEFERRED COMPENSATION TRUST

         This Amendment to the RailAmerica, Inc. Nonqualified Deferred Compensation Trust (the "TRUST") is executed effective April ___, 2004.

         WHEREAS, the Trust was established effective January 3, 1997, pursuant to agreement between RailAmerica, Inc. (the "COMPANY") and Donald D. Redfearn (the "TRUSTEE") to hold assets contributed to fund benefits under certain nonqualified deferred compensation plans or agreements;

         WHEREAS, the current primary beneficiary of the Trust is Gary O. Marino (the "EXECUTIVE"), who as served as Chairman, President and Chief Executive Officer of the Company; and

         WHEREAS, Section 12 of the Trust provides that it may be amended with the written consent of the Trustee and all beneficiaries;

         NOW, THEREFORE, the Trust is hereby amended as follows, effective as provided above:

         1. Section 2 of the Trust is amended to add the following subsection
(d):

                  (d) If, due to changed federal law or regulations, the Trustee or a Plan participant determines that any amount contributed to the Trust on behalf of the participant should be includable in the participant's gross income for federal income tax purposes before distribution of such amounts under the Plan otherwise would be permitted, such amounts, as adjusted for investment performance, shall be paid immediately to the participant, notwithstanding any other provision of the Plan or of the participant's election concerning payment. The amount of any such payment shall reduce the participant's account under the Plan.

         2. Section 15 of the Trust is added to read as follows:

                  15.      CONTROL BY COMMITTEE

                  (a) Except as provided in this SECTION 15, the rights of the Company provided in the Trust shall shift to a committee (the "COMMITTEE") to be appointed by Gary O. Marino ("MARINO"); provided, however, that the Company's rights under Sections 10, 11 and 12 hereof shall remain with the Company. The Committee shall never have any obligation to pay benefits due under the Plans nor the obligation to pay Trust expenses, which obligations shall remain with the Company. Nothing in this SECTION 15(A) shall change in any way the rights of the Company and its creditors under SECTION 3 hereof.

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES

                  (b) The Committee provided for in the preceding paragraph may consist of from one (1) to five (5) persons. Marino shall notify the Company and the Trustee(s) then serving of the appointment of the Committee members and of their identity. Committee members serve at Marino's discretion. Under no circumstances, however, may Marino name himself or anyone dependent on him for support as a Trustee of the Trust or as the majority in number of Committee members.

                  (c) Nothing herein shall, or shall be deemed, to permit the Committee to amend, modify or terminate this Agreement without the prior written consent of the Company.

         The Company, the Trustee and the current beneficiaries have executed this Amendment to RailAmerica, Inc. Nonqualified Deferred Compensation Trust effective as provided herein.



                                        RAILAMERICA, INC.


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------


                                        TRUSTEE:


                                        ----------------------------------------
                                        Donald D. Redfearn


                                        BENEFICIARIES:


                                        ----------------------------------------
                                        GARY O. MARINO


                                        ----------------------------------------
                                        JOHN MARINO

                                                                       EXHIBIT 4

                                                                       EXHIBIT A

                                RAILAMERICA, INC.

                             STOCK OPTION AGREEMENT

            STOCK OPTION AGREEMENT (the "Agreement"), made as of the 1st day of January, 1998, between RailAmerica Inc, a Delaware corporation (the
"Company"), and Gary O. Marino (the "'Optionee").

            WHEREAS, the Company has retained the Optionee to render certain services to the Consolidated Group pursuant to the terms of that certain Executive Employment Agreement, dated as of January 1, 1998, between the Company and the Optionee (the "Employment Agreement"); and

            WHEREAS, pursuant to the terms of the Employment Agreement, the Company and the Optionee have provided for the grant to the Optionee of certain options to purchase shares of Common Stock, all as more particularly set forth herein (the "Options");

            NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

            1. Options Subject to Employment Agreement and Stockholder Approval. The Options are being granted pursuant to the terms of the Company's 1998 Executive Incentive Compensation Plan (the "Incentive Plan") and the Employment Agreement to which this Agreement is attached as Exhibit A, and are subject to all of the terms and conditions of the Incentive Plan and the Employment Agreement. Capitalized terms used in this Agreement but not defined herein are used as defined in the Employment Agreement, except that, for purposes of this Agreement. Common Stock shall include such other securities, cash or other property into which shares of Common Stock or such other securities, cash or other property may be adjusted pursuant to the provisions of
Section 9 hereof or the Incentive Plan. The Optionee's exercise of the Option shall be subject to and conditioned upon the prior approval by the Company's stockholders of the Incentive Plan as provided in the Employment Agreement. The Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of this Agreement by the Committee or the Board under the Incentive Plan.

            2. Grant of Options. Subject to and upon the terms and conditions set forth in this Agreement and the Incentive Plan, the Company hereby grants to the Optionee Options to purchase three hundred thousand (300,000) shares of Common Stock. Subject to the provisions of Sections 9 and 10 of the total Options granted to the Optionee, Options to purchase seventy-five thousand (75,000) shares of Common Stock shall be immediately exercisable at an exercise price of $7.25 per share; Options to purchase seventy-five thousand (75,000) shares of Common Stock shall be immediately exercisable at an exercise price of $8.00 per share; Options to purchase seventy-five thousand (75,000) shares of Common Stock shall be immediately exercisable at an exercise price of $8.75 per share; and the remaining Options to purchase seventy-five thousand

(75,000) shares of Common Stock shall be immediately exercisable at an exercise price of $9.50 per share. Subject to earlier termination as provided in Sections 9 and 10, the term of each Option shall be the period commencing on the date of this Agreement and ending on the tenth (10th) anniversary of this Agreement, the Options shall be of no further force and effect and shall not be exercisable to any extent after such term expires.

            3. Grant as Non-Qualified Stock Options; Other Options. The Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Options are in addition to any other options heretofore or hereafter granted to the Optionee by the Company.

            4. Non-Transferability. Except as provided below, the Options shall not be assignable or transferrable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. Notwithstanding the foregoing, the Options shall be assignable and transferable by the Optionee to family members, and to partnerships, trusts and other entities for the exclusive benefit of family members, for estate planning purposes if and to the extent such assignments or transfers (a) will not be treated as arms-length transactions that would result in the assignment or transfer being a taxable event for the purpose of Section 83 of the Code and the regulations thereunder, and (b) are then permitted by Securities and Exchange Commission ("SEC") Rule 16b-3 and Form S-8.

            5. Partial Exercise. Exercise of the Options may be made in part at any time and from time to time within the limits set forth in Section 2 above, except that the Options may not be exercised for a fraction of a share.

            6. Registration of Option Exercise Purchase for Investment. The Company shall use its best efforts to file a registration statement on SEC Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), relating to the exercise of the Options and to keep such registration statement effective and current at all times during which any of the Options is exercisable. If for any reason the registration statement is not effective and current when the Optionee elects to exercise any Options, the Optionee agrees (i) that his purchase of shares of Common Stock upon such exercise will not be made with a view toward their distribution as defined in the 1933 Act; (ii) that such shares of Common Stock may not be transferred or hypothecated unless, in the opinion of counsel to the Company, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act and relevant state securities laws, or pursuant to exemptions therefrom; and (iii) to sign a certificate to such effect at the time of exercising the Options and that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the 1933 Act and relevant state securities laws.

            7. Method of Exercising Options. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Options and the number of shares in respect of which they are being exercised and shall be signed by the Optionee. Such notice shall be accompanied by the payment of the full purchase price for such shares, which shall be payable (i) in cash; (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price; (iii) by delivery to the Company of shares of Common Stock having a fair market value (as defined in Section 9.B) equal to such purchase price, provided that such shares have been owned by the Optionee for at least six (6) months or such other period as the Company may determine is necessary to avoid adverse accounting treatment by the Company; (iv) in the event that the exercise of the Options is covered by an effective registration statement, by the delivery from a broker to the Company of an amount of loan proceeds necessary to pay such purchase price, pursuant to the Optionee's instructions to the broker to sell some or all of the shares of Common Stock to be issued upon exercise of the Options and to repay the loan from the proceeds of the sale, to deliver the remaining cash proceeds, less commissions, brokerage fees and interest charges to the Optionee and to deliver any remaining shares to the Optionee; or (v) by any combination of the methods of payment described in (i) through (iv) above. The Company shall deliver a certificate or certificates representing the shares purchased as soon as practicable after the notice and payment shall be received. The certificate or certificates for the shares purchased shall except as otherwise instructed in the case of an exercise pursuant to (iv) above, all be registered in the name of the Optionee and shall be delivered to the Optionee. All shares purchased upon the exercise of Options shall be fully paid and non-assessable. The Optionee shall not have the rights of a stockholder with respect to the shares covered by the Options until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in Section 9, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

            8. No Obligation To Exercise Options. The grant and acceptance of the Options imposes no obligation on the Optionee to exercise the Options.

            9. Adjustments. The Optionee's rights with respect to unexercised Options shall be adjusted as provided in the Incentive Plan. In addition, upon the occurrence of any of the following events, the Optionee's rights with respect to unexercised Options shall be adjusted as hereinafter provided:

                  A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. Acquisition of the Company. If the Company is to be consolidated with or acquired by another entity, in a merger, sale of all or substantially all of the Company's assets or otherwise, in a transaction in which the Company is not the surviving parent entity (an 'Acquisition"), the Board (or the board of directors of the entity assuming the obligations of the Company hereunder (the "Successor Board")) shall, with respect to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares of Common Stock then subject to such

Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of such Options; (iii) upon written notice to the Optionee, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof. For purposes of this Agreement, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date of determination and shall mean (a) the average (on that date) of the high and low sales prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or in the Nasdaq National Market, if the Common Stock is then quoted in such market; or (b) the average of the high and low bid prices (on that date) by an established quotation service (including for these purposes the Nasdaq Small-Cap Market) for over-the-counter securities, if the Common Stock is not traded or quoted on a national securities exchange or in the Nasdaq National Market. However, if the Common Stock is not publicly traded on the date of determination, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board (or the Successor Board) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and bid prices of the Common Stock in private transactions negotiated at arm's length.

                  C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in a transaction described in subparagraph A or B above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise the securities that he would have received if he had exercised the Options prior to such recapitalization or reorganization.

                  D. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Options shall terminate immediately prior to the consummation of such proposed action, or at such other time and subject to such other conditions as shall be determined by the Board.

                  E. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Options.

                  F. Fractional Shares. No fractional shares shall be issued upon exercise of the Options, and the Optionee shall receive from the Company cash in lieu of such fractional shares.

            10.   Termination or Acceleration of Options.

                  Subject to the last sentence of Section 2 and the provisions of Section 9:

                  A. In the event that the Employment Period is terminated pursuant to Section 12(a) or (b) of the Employment Agreement, the Options shall immediately terminate at the time of such termination, and there shall exist no further right to exercise any of such Options. In the event that the Employment Period is terminated pursuant to Section 12(d) of the Employment Agreement, or the Employment Period terminates because it is not extended pursuant to a notice given by the Optionee pursuant to Section 2 of the Employment Agreement, the Options shall be exercisable for a period of ninety (90) days after such termination. Upon the expiration of such 90-day period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

                  B. In the event that the Employment Period is terminated pursuant to Section 12(c) of the Employment Agreement, the Options shall be exercisable for a period of one (1) year after such termination. Upon the expiration of such one-year period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

                  C. In the event that the Employment Period is terminated pursuant to Section 12(e) of the Employment Agreement, all Options shall be exercisable for the full 10-year term of the Options.

                  D. In the event that the Employment Period terminates because it is not extended pursuant to a notice given by the Company pursuant to
Section 2 of the Employment Agreement, the Options shall be exercisable for a period of one (1) year after such termination. Upon the expiration of such one-year period, the Options shall terminate, and there shall exist no further right to exercise any of such Options.

            11. Entire Agreement. This Agreement and the Employment Agreement represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations, if any, made by and between such parties.

            12. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

            13. Assignments. Except as otherwise provided herein, no party shall assign his or its rights and or obligations hereunder without the prior written consent of the other party to this Agreement.

            14. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

            15. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to;

If to the Optionee:                       With copy to:

Gary O. Marino                            Nason, Gildan, Yeager,
3735 Devon Court South                    Gerson & White, P.A.
Boca Raton, Florida 33496                 United National Bank Tower
                                          1645 Palm Beach Lakes Boulevard
       and                                Suite 1200
                                          West Palm Beach, Florida 33401
301: Yamato Road                          Attention: Domenick R. Lioce, Esq.
Suite 2222
Boca Raton, Florida 33431

If to the Company:                        With a copy to:

RailAmerica, Inc.                         RailAmerica, Inc.
301 Yamato Road                           301 Yamato Road
Suite 1190                                Suite 1190
Boca Raton, Florida 33431                 Boca Raton, Florida 33431
Attention: Chairman,                      Attention: General Counsel
  Compensation Committee

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date delivered if by personal delivery or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

            16. Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

            17. Severability. If any part of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

      18. Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

      19. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States. Southern District of Florida;
(ii) consents to the jurisdiction of each such court in any suit, action or proceeding (iii) waives any objection which he or it may have to the laying of venue of any such suit action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be effected on such party by mail as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

      20. Enforcement Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the ultimately successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs and other expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action, arbitration or other proceeding, in addition to any other relief to which such party may be entitled.

      21. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, whether by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      22. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                RAILAMERICA, INC.

/s/ Donald D. Redfearn                       By: /s/ Charles Swinburn
------------------------------                   -------------------------------
Donald D. Redfearn                               Charles Swinburn, Chairman
Secretary                                        Compensation Committee

/s/ Dorothy Singer                           /s/ Gary O. Marino
------------------------------               -----------------------------------
Witness                                      Gary O. Marino

/s/ Vivian Trapnell
------------------------------
Witness

                                RAILAMERICA, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

      1. Grant of Option. RAILAMERICA, INC. (the "Company") hereby grants, as of April 8, 1999("Date of Grant"), to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 34,284 shares of the Company's Common Stock. $.001 par value per share (the "Shares"), at an exercise price per share equal to $8.75. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan, as amended from time to time (the "Plan"), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a nonqualified stock option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

      2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

      3. Exercise Schedule. Except as otherwise provided in Sections 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the Extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares       Vesting Date
----------------       ------------
11,428 Shares          April 8, 2000
11,428 Shares          April 8, 2001
11,428 Shares          April 8, 2002

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

      4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's, payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

      5. Method of Payment. Payment of the exercise price shall be by any of the following or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

      6.    Termination of Option.

            (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                  (i) three months after the date on which the Optionee's employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                  (ii) immediately upon the termination of the Optionee's employment for Cause;

                  (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

                  (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of the death of the Optionee, or, if later. (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 6(a)(iii) hereof; or

                  (v) the tenth anniversary of the date as of which the Option is granted.

            (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) of the Plan and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 9(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

      7. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option in whole or in part prior to the date of exercise of the Option.

      9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof. The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

      10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon, the Optionee any right to continued employment or service with the Company.

      11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

      12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or the Agreement shall he impermissible in order for the Option to qualify as an Incentive Stock

Option then the Option shall he construed and enforced as if such provision had never been included in the Plan or the Option.

      13. Interpretation / Provision of Plan Control. This Agreement is subject to all the terms conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof. and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

      14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company. to the Company's Secretary at 5300 Broken Sound Boulevard, NW. Boca Raton 33487. or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

      15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE. AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Option. There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (b) Disposition of Shares. If Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the exercise price and the lesser of (1) the fair market value of the Shares on the date of exercise or (2) the sale price of the Shares.

            (c) Notice of Disqualifying Disposition of Option Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of

(1) the: date two years after the date of grant. (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to the income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of July, 2001.

                                             COMPANY:

                                             RAILAMERICA, INC.

                                             By: /s/ Donald D, Redfearn
                                                 -------------------------------
                                                 Donald D, Redfearn
                                                 Executive VP and Chief
                                                 Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or the is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01

                                             OPTIONEE:

                                             By: /s/ Gary O. Marino
                                                 ------------------------------
                                                 Gary O. Marino

                                   EXHIBIT"A"

                    Additional Change of Control Definitions

      For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling
Interest: or (3) any employee benefit plan of the Company or any of its Subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board: or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then out standing voting securities in substantially the same proportions as their ownership immediately prior to such, reorganization, merger, or consolidation.
(2) a liquidation or dissolution of the Company. or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

1 Grant of option. Rail America. Inc. (the "Company") hereby grants, as of April 8. 1999 (the "Date of Grant") to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 15,716 shares of the Company's Common Stock. $.001 par value per share (the "Shares"), at an exercise price put share equal to $8.75. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an incentive Stock Option within the meaning of
      Section 422 of the internal Revenue Code of 1986, as amended (the "Code"). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulation.

2 Definition. Unless otherwise provided heroin, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on applicable Vesting Date:

Number of Shares         Vesting Date
----------------         ------------
5.238 Shares             April 8, 2000
5,239 Shares             April 8, 2001
5.239 Shares             April 8, 2002

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of [he Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the exercise pries shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash: ( b) check; (c) with Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

6.    Termination of option

      (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

            (i) unless the Committee or the Board otherwise determines in writing in its sole discretion to provide for a longer period, three months after the date on which the Optionee's employment with the Company is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence. (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

            (ii) immediately upon the termination of the Optionee's employment with the Company for Cause;

            (iii)twelve months after the date on which the Optionee's employment with the Company is terminated by reason of a menial or physical disability (within the meaning of Section 22(c) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board:

            (iv) twelve months after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 5): or

            (v) the tenth (10th) anniversary of the Date of Grant.

      (b) The Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction, in order that the Optionee may have a reasonable period of time prior to the closing date of the corporate transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such corporate transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7 Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution. and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process, Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.    Acceleration of Exercisability of Option.

      (a) This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any. attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof.

      (b) The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option

10. No Rights to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company,

11. Amendment. The Company may from time to time amend, alter, suspend, discontinue or terminate the Plan and may amend or alter the Option, provided, however, that no such amendment, alteration, suspension, discontinuance or termination of the Plan or the Option shall materially and adversely affect the rights or benefits of the Optionee under the Option without the consent of the Optionee.

12. Withholding. If at any time specified herein for the making of any issuance or delivery of the Option or Shares to the Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

14. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Blvd, N.W., Boca Raton, FL 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING Of THE SHARES.

      (a) Exercise of Option. There may be regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

      (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal) income tax purposes.

      IN WITNESS WHEREOF, the undersigned have execute this Agreement as of the 20th day of July, 2001.

                                             COMPANY:

                                             RAILAMERICA, INC.

                                             By: /s/ Donald D. Redfearn
                                                 -------------------------------
                                                 Donald D. Redfearn
                                                 Executive VP and Chief
                                                 Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01                               OPTIONEE:

                                             By: /s/ Gary O. Marino
                                                --------------------------------
                                                Gary O. Marino

                                   EXHIBIT "A"

                    Additional Change of Control Definitions

      For the purpose of the Agreement a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling
Interest: or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote (of at least a majority of the directors then comprising the Incumbent Board other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation,
(2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

      1. Grant of Option. RAILAMERICA, INC. (the "Company") hereby grants, as of January 1, 2000 ("Date of Grant"), to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 11,111 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $9.00. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan, as amended from time to time (the "Plan"), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a nonqualified stock option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

      2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

      3. Exercise Schedule. Except as otherwise provided in Sections 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares                Vesting Date
----------------                ------------
11,111 Shares                 January 1, 2000
-0- Shares                          N/A
-0- Shares                          N/A

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

      4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

      5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

      6.    Termination of Option.

            (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                  (i) three months after the date on which the Optionee's employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                  (ii) immediately upon the termination of the Optionee's employment for Cause;

                  (iii) twelve months after the date on which the Optionee's employment is terminated by reason of mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

                  (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 6(a)(iii) hereof: or

                  (v) the tenth anniversary of the date as of which the Option is granted.

            (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 9(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

      7. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

      9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof. The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

      10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

      11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

      12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or the Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock

Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.

      13. Interpretation/Provisions of Plan Control. This Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretation of the Committee or the Board upon any questions arising under the Plan and this Agreement.

      14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Boulevard. NW, Boca Raton 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

      15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Option. There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (b) Disposition of Shares. If Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the exercise price and the lesser of (1) the fair market value of the Shares on the date of exercise, or
(2) the sale price of the Shares.

            (c) Notice of Disqualifying Disposition of Option Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of

(1) the date two years after the date of grant, (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to the income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of July, 2001.

                                       COMPANY:

                                       RAILAMERICA, INC.

                                       By: /s/ Donald D. Redfearn
                                           ----------------------------------
                                           Donald D. Redfearn
                                           Executive VP and Chief
                                           Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01

                                       OPTIONEE:

                                       By: /s/ Gary O. Marino
                                           ----------------------------------
                                           Gary O. Marino

                                  EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries. (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest, or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stock-holders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation.
(2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

1. Grant of Option. RailAmerica, Inc. (the "Company") hereby grants, as of January 1, 2000 (the "Date of Grant") to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 488,889 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $9.00. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option within the meaning of
      Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares          Vesting Date
----------------          ------------
 155,555 Shares          January 1, 2000
 166,667 Shares          January 1, 2001
 166,667 Shares          January 1, 2002

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. This Option shall he exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

6.    Termination of Option.

      (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

            (i) unless the Committee or the Board otherwise determines in writing in its sole discretion to provide for a longer period, three months after the date on which the Optionee's employment with the Company is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

            (ii) immediately upon the termination of the Optionee's employment with the Company for Cause;

            (iii) twelve months after the date on which the Optionee's employment with the Company is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board;

            (iv) twelve months after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 5); or

            (v)   the tenth (10th) anniversary of the Date of Grant.

      (b) The Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction, in order that the Optionee may have a reasonable period of time prior to the closing date of the corporate transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such corporate transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not he subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.    Acceleration of Exercisability of Option.

      (a) This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof.

      (b) The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

10. No Rights to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Amendment. The Company may from time to time amend, alter, suspend, discontinue or terminate the plan and may amend or alter the Option; provided, however, that no such amendment, alteration, suspension, discontinuance or termination of the Plan or the Option shall materially and adversely affect the rights or benefits of the Optionee under the Option without the consent of the Optionee.

12. Withholding. If at anytime specified herein for the making of any issuance or delivery of the Option or Shares to the Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

14. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Blvd, N.W., Boca Raton, FL 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either part to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will he required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

      (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of July, 2001.

                                       COMPANY:

                                       RAILAMERICA INC.

                                       By: /s/ Donald D. Redfearn
                                           ----------------------------------
                                           Donald D. Redfearn
                                           Executive VP and Chief
                                           Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01                         OPTIONEE:

                                       By: /s/ Gary O. Marino
                                           ----------------------------------
                                           Gary O. Marino

                                   EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2)of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stock-holders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation. (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

      1. Grant of Option. RAILAMERICA. INC. (the "Company") hereby grants, as of June 22, 2001 ("Date of Grant"), to Gary 0. Marino (the "Optionee") an option (the "Option") to purchase up to 8.326 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $12.01. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan, as amended from time to time (the "Plan"), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a nonqualified stock option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

      2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan, and not defined herein shall have the meanings attributed thereto in the Plan.

      3. Exercise Schedule. Except as otherwise provided in Sections 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares       Vesting Date
----------------       ------------
  -0- Shares           N/A
  -0- Shares           N/A
  8.326 Shares         June 22, 2003

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

      4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

      5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

      6.    Termination of Option.

            (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                  (i) three months after the date on which the Optionee's employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence. (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                  (ii) immediately upon the termination of the Optionee's employment for Cause;

                  (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

                  (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur daring the one year period specified in Subsection 6(a)(iii) hereof; or

                  (v) the tenth anniversary of the date as of which the Option is granted.

            (b) To the extent not previously exercised. (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 9(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

      7. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

      9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof. The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

      10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

      11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

      12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or the Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock

Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.

      13. Interpretation/Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the plan and this Agreement.

      14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Boulevard, NW, Boca Raton 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

      15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD
CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Option. There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (b) Disposition of Shares. If Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates to the extent of the difference between the exercise price and the lesser of (1) the fair market value of the Shares on the date of exercise, or
(2) the sale price of the Shares.

            (c) Notice of Disqualifying Disposition of Option Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of

(1) the date two years after the date of grant, (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to the income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of July, 2001.

                                       COMPANY:

                                       RAILAMERICA, INC.

                                       By /s/ Donald D. Redfearn
                                          -----------------------------------
                                          Donald D. Redfearn
                                          Executive VP and Chief
                                          Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01

                                       OPTIONEE:

                                       By: /s/ Gary O. Marino
                                           ----------------------------------
                                           Gary O. Marino

                                   EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the Ownership of a "Controlling interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries. (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stock-holders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3 % of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation,
(2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

1. Grant of Option RailAmerica,. Inc. (the "Company") hereby grants, as of June 22, 2001 (the "Date of Grant") to Gary O. Marino (the "Optionee") an option (the "Option"') to purchase up to 341,674 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $12.01. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option within the meaning of
      Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares                           Vesting Date
----------------                           ------------
 116,667 Shares                            June 22, 2001
 116,666 Shares                            June 22, 2002
 108,341 Shares                            June 23, 2003

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

6.    Termination of Option.

      (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

            (i) unless the Committee or the Board otherwise determines in writing in its sole discretion to provide for a longer period, three months after the date on which the Optionee's employment with the Company is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

            (ii) immediately upon the termination of the Optionee's employment with the Company for Cause;

            (iii) twelve months after the date on which the Optionee's employment with the Company is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board;

            (iv) twelve months after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 5); or

            (v)   the tenth (10th) anniversary of the Date of Grant.

      (b) The Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction, in order that the Optionee may have a reasonable period of time prior to the closing date of the corporate transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such corporate transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.    Acceleration of Exercisability of Option.

      (a) This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof.

      (b) The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

10. No Rights to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Amendment. The Company may from time to time amend, alter, suspend, discontinue or terminate the Plan and may amend or alter the Option; provided, however, that no such amendment, alteration, suspension, discontinuance or termination of the Plan or the Option shall materially and adversely affect the rights or benefits of the Optionee under the Option without the consent of the Optionee.

12. Withholding. If at any time specified herein for the making of any issuance or delivery of the Option or Shares to the Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

14. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Blvd, N.W., Boca Raton, FL 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

      (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of July, 2001.

                                       COMPANY:

                                       RAILAMERICA, INC.

                                       By: /s/ Donald D. Redfearn
                                           -----------------------------------
                                           Donald D. Redfearn
                                           Executive VP and Chief
                                           Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 9.11.01                         OPTIONEE:

                                       By: /s/ Gary O. Marino
                                           -----------------------------------
                                           Gary O. Marino

                                   EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries. (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest; or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

      1. Grant of Option. RAILAMERICA, INC. (the "Company") hereby grants, as of June 20, 2002 ("Date of Grant"), to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 9,804 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $10.20. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan, as amended from time to time (the "Plan"), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a nonqualified stock option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

      2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

      3. Exercise Schedule. Except as otherwise provided in Sections 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee stall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares        Vesting Date
----------------        ------------
    9,804               June 20, 2004

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date, Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

      4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both
(a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

      5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

      6.    Termination of Option.

            (a) Any unexercised portion of the Option shall automatically and without notice terminate, and become null and void at the time of the earliest to occur of;

                  (i) three months after the date on which, the Optionee's employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

                  (ii) immediately upon the termination of the Optionee's employment for Cause;

                  (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

                  (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of the death of the Optionee, or if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 6(a)(iii) hereof; or

                  (v) the tenth anniversary of the date as of which the Option is granted.

            (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of(1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel effective upon the consummation of any corporate transaction described in Subsection 9(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given, either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

      7. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

      9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof. The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

      10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

      11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

      12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or the Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.

      13. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

      14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Boulevard, NW, Boca Raton 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

      15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Option. There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (b) Disposition of Shares. If Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the exercise price and the lesser of (1) the fair market value of the Shares on the date of exercise, or
(2) the sale price of the Shares.

            (c) Notice of Disqualifying Disposition of Option Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of (1) the date two years after the date of grant, (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition, Optionee agrees that Optionee may be subject to the income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of June, 2002.

                                       COMPANY:

                                       RAILAMERICA, INC.

                                       By: /s/ Donald D. Redfearn
                                           -----------------------------------
                                           Donald D. Redfearn
                                           Executive Vice President and
                                           Chief Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirely, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: 7/14/02

                                       OPTIONEE:

                                       By: /s/ Gary O. Marino
                                           -----------------------------------
                                           Gary O. Marino

                                  EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest, or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then out-standing voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation,
(2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                RAILAMERICA, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                                 GARY O. MARINO

                                    AGREEMENT

1. Grant of Option. RailAmerica, Inc. (the "Company") hereby grants, as of June 20, 2002 (the "Date of Grant") to Gary O. Marino (the "Optionee") an option (the "Option") to purchase up to 340,196 shares of the Company's, Common Stock. $.001 par value per share (the "Shares"), at an exercise price per share equal to $10.20. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

      Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement of in the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

Number of Shares         Vesting Date
----------------         ------------
    116,667             June 20, 2002
    116,667             June 20, 2003
    106,862             June 20, 2004

Except as otherwise specifically provided herein, there shall be no proportionate or partial testing in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent, with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares will he issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash;
(b) check; (c) with Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

6.    Termination of Option.

      (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

            (i) unless the Committee or the Board otherwise determines in writing in its sole discretion to provide for a longer period, three months alter the date on which the Optionee's employment with the Company is terminated for any reason other than by reason of (A) Cause. which, solely for purposes of this Agreement shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence. (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death:

            (ii) immediately upon the termination of the Optionee's employment with the Company for Cause:

            (iii) twelve months after the date on which the Optionee's employment with the Company is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board:

            (iv) twelve months after the date of termination of the Optionee's employment with the Company by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 5): or

            (v)   the tenth (10th) anniversary of the Date of Grant.

      (b) The Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction, in order that the Optionee may have a reasonable period of time prior to the closing date of the corporate transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such corporate transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.    Acceleration of Exercisability of Option.

      (a) This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in the Plan or in Exhibit "A", if any, attached hereto, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b) hereof.

      (b) The Company may in its sole discretion accelerate the date on which this Option may be exercised and may accelerate the vesting of any Shares subject to this Option or previously acquired by the exercise of any Option.

10. No Rights to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Amendment. The Company may from time to time amend, after, suspend, discontinue or terminate the Plan and may amend or alter the Option; provided, however, that no such amendment, alteration, suspension, discontinuance or termination of the Plan or the Option shall materially and adversely affect the rights or benefits of the Optionee under the Option without the consent of the Optionee.

12. Withholding. If any time specified herein for the making of any issuance or delivery of the Option or Shares to the Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for any taxes of take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

13. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

14. Interpretation Provisions of Plan Control. This Agreement is subject to all the terms. conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

15. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 5300 Broken Sound Blvd. N.W.. Boca Raton, PL 33487, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

      (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of June, 2002.

                                       COMPANY:

                                       RAILAMERICA, INC.

                                       By: /s/ Donald D. Redfearn
                                           -----------------------------------
                                           Donald D. Redfearn
                                           Executive Vice President and Chief
                                           Administrative Officer

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advise of counsel prior to executing this Option, and fully understands all provisions of the Option.

Date: 7/14/02                          OPTIONEE:

                                       By: /s/ Gary O Marino
                                           -----------------------------------
                                           Gary O Marino

                                   EXHIBIT "A"

                    Additional Change of Control Definitions

    For the purpose of this Agreement, a "Change of Control" shall also mean:

            (i) The acquisition (other than from the Company), by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereafter referred to as the ownership of a "Controlling Interest"), excluding, for this purpose, any acquisitions by (1) the Company or any of its subsidiaries. (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgate under the Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or any of its subsidiaries.

            (ii) The nine (9) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be for purpose of this Agreement considered as though such person were a member of the Incumbent Board: or

            (iii) Approval by the stockholders of the Company of (1) a reorganization merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter own more than 66 2/3% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's for entity's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation. (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                                                                       EXHIBIT 5


1.    Stock Certificate #RRA 0565, for 2,418 shares dated January 15, 2004.

2.    Stock Certificate #RRA 0376, for 7,500 shares dated June 19, 2003.

3.    Stock Certificate #RRA 0377, for 7,500 shares dated June 19, 2003.

4.    Stock Certificate #RRA 0378, for 7,500 shares dated June 19, 2003.

                                                                       EXHIBIT 6

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT, dated as of the 22nd day of June, 2000, between RAILAMERICA, INC., a Delaware corporation (the "Company"), and
Gary O. Marino (the "Indemnitee").

                                    RECITALS

      A. The Indemnitee is currently serving as a director and/or officer of the Company or is serving at the request of the Company as an officer, director, consultant, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and the Company desires to continue to retain such services of the Indemnitee.

      B. In consideration of, and as a material inducement for such service, the Indemnitee requires that he be indemnified from liability in accordance with the provisions of this Agreement to the fullest extent permitted by law.

      C. The Company is willing to indemnify the Indemnitee in accordance with the provisions of this Agreement to the fullest extent permitted by law in order to continue to retain (he services of the Indemnitee.

      NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, the Company and the Indemnitee agree as follows:

      SECTION 1. MANDATORY INDEMNIFICATION IN PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Indemnitee from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of, or being or preparing to be a witness in, any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) and to which the Indemnitee was or is a party or is threatened to be made a party or was or is a witness by reason of the fact that the Indemnitee is or was an officer, director, consultant, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, consultant, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      SECTION 2. MANDATORY INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT
OF THE COMPANY. Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Indemnitee from and against any and all expenses (including attorneys' fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of or being or preparing to be a witness in, any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, whether civil, criminal, administrative or investigative, and to which the Indemnitee was or is a party or is threatened to be made a party or was or is a witness by reason of the fact that the Indemnitee is or was an officer, director, consultant, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, consultant, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (ii) no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company for misconduct in the performance of his duty to the Company unless, and only to the extent that, the court in which such proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      SECTION 3. INDEMNIFICATION FOLLOWING ADJUDICATION OF NEGLIGENCE. The Indemnitee shall be entitled to the indemnification provided in Sections 1 and 2 hereof in accordance with the terms hereof regardless of any adjudication that the Indemnitee was liable for negligence, gross negligence or recklessness (but not willful misconduct) in the performance of his duty to the Company; provided, however, that the Indemnitee acted in good faith and in a manner he believed to be in the best interests of the Company.

      SECTION 4. AUTHORIZATION OF INDEMNIFICATION.

      4.1. Procedure for Determination Regarding Indemnification. Any indemnification under Sections 1, 2 and 3 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (the "Determination") that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, as the case may be. Subject to Sections 5.6, 5.7 and 8 of this Agreement, the Determination shall be made in the following order of preference:

                  (1) first, by the Company's Board of Directors (the "Board") by majority vote or consent of a quorum consisting of directors ("Disinterested Directors") who are not, at the time of the Determination, named parties to such action, suit or proceeding; or

                  (2) next, if such a quorum of Disinterested Directors cannot be obtained by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

                  (3) next, if such a committee cannot be designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Company) in a written opinion; or

                  (4) next, if such legal counsel determination cannot be obtained, by vote or consent of the holders of a majority of the Company's common stock.

      4.2. No Presumptions. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      4.3. Benefit Plan Conduct. The Indemnitee's conduct with respect to an ' employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Company.

      4.4. Reliance as Safe Harbor. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 4.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as an officer, director, consultant, partner, trustee, employee or agent. The provisions of this Section 4.4 shall not be deemed to be exclusive or to limit in any way the other circumstances it which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 1, 2 or 3 hereof, as the case may be.

      4.5. Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in
Section 1 or 2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 4.5, the term "successful on the merits or otherwise" shall include, but not be limited to,
(i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 120 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit or proceeding under
Section 1, 2 or 3 hereof pursuant to which the Indemnitee pays less than $10,000.

      4.6. Partial Indemnification or Reimbursement. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the clams, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement by the Indemnitee in connection with the investigation, defense, settlement or appeal of any action specified in Section 1, 2 or 3 hereof, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement for which the Indemnitee is entitled to Indemnification and/or reimbursement under this Agreement.

      SECTION 5. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

      5.1. Costs. All costs of making The Determination required by Section 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by the Indemnitee to obtain court-ordered indemnification pursuant to Section 8 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement.

      5.2. Timing of the Determination. The Company shall use its best efforts to make the Determination contemplated by Section 4 hereof promptly. In addition, the Company agrees:

            (a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 45 days after a written request for a Determination (a "Request") is delivered to the Company by the Indemnitee;

            (b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than 45 days after a Request is delivered to the Company by the Indemnitee; and

            (c) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than 90 days after a Request is delivered to the Company by the Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a Determination approving full indemnification or reimbursement of the Indemnitee. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Indemnitee's payment (or incurring) of expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or proceeding with respect to which indemnification or reimbursement is sought.

      5.3. Reasonableness of Expenses. The evaluation and finding as to the reasonableness of expenses incurred by the Indemnitee for purposes of this Agreement shall be made (in the following order of preference) within 45 days of the Indemnitee's delivery to the Company of a Request that includes a reasonable accounting of expenses incurred:

            (a) first, by the Board by a majority vote or consent of a quorum consisting of Disinterested Directors; or

            (b) next, if a quorum cannot be obtained under subdivision (a), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or

            (c) next, if such a committee cannot be designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Company); or

            (d) next, if such legal counsel determination cannot be obtained, by vote or consent of the holders of a majority of the Company's common stock.

All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 5.3 is not made within the prescribed time. The finding required by this Section 5.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

      5.4. Payment of Indemnified Amount. Immediately following a Determination that the Indemnitee has met the applicable standard of conduct set forth in
Section 1, 2 or 3 hereof, as the case may be, and the finding of reasonableness of expense contemplated by Section 5.3 hereof, or the passage of time prescribed for making such determination(s), the Company shall pay to the Indemnitee in cash the amount to which the Indemnitee is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenses for which indemnification or reimbursement is sought have actually been incurred by the Indemnitee.

      5.5. Stockholder Vote on Determination. Notwithstanding the provisions of the Delaware General Corporation law, the Indemnitee and any other stockholder who is a party to the proceeding for which indemnification or reimbursement is sought shall be entitled to vote on say Determination to be made by the Company's stockholders, including a Determination made pursuant to Section 5.7 hereof. In addition, in connection with each meeting at which a stockholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Company proxy statement relating to the proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement.

      5.6. Selection of Independent Legal Counsel. If the Determination required under Section 4.1 or 5.7 or the evaluation of reasonableness of expenses under Section 5.3 is to be made by independent legal counsel, such counsel shall be selected by the Indemnitee with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 5.8 hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

      5.7. Right of Indemnitee to Appeal an Adverse Determination by Board. If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, upon the written, request of the Indemnitee, the Company shall cause a new Determination to be made by any independent legal counsel (who may be any outside counsel regularly employed by the Company). If a Determination is made by such legal counsel that the Indemnitee did not meet such applicable standard of conduct, upon the written request of the Indemnitee and the Indemnitee's delivery of $500 to the Company, the Company shall cause a new Determination to be made by the Company's stockholders at the next regular or special meeting of stockholders. Subject to Section 8 hereof, such Determination by the Company's stockholders shall be binding and conclusive for all purposes of this Agreement.

      5.8. Right of Indemnitee To Select Forum For Determination. If, at any time subsequent to the date of this Agreement, "Continuing Directors" do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company (as contemplated by Item 403(c) of Regulation S-K), then upon the request of the Indemnitee, the Company shall cause the Determination required by Section 4.1 hereof and/or the finding repaired by
Section 5.3 hereof to be made by independent legal counsel selected by the Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of clause (3) of Section 4.1 hereof and/or clause (c) of Section 5.3. If none of the legal counsel selected by the Indemnitee are willing and/or able to make the Determination or the finding, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then
Continuing Directors.

      5.9. Access by Indemnitee to Determination. The Company shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a stockholder Determination.

      5.10. Judicial Determinations in Derivative Suits. In each action or suit described in Section 2 hereof, the Company shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought(i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of his duty to the Company, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

      SECTION 6. SCOPE OF INDEMNITY. Subject to the limitations set forth in Sections 1 and 2 hereof, the actions, suits and proceedings described in Sections 1 and 2 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in his official capacities as a Company director or officer and actions taken in another capacity while serving as director or officer, including, but not limited to, actions or proceedings involving (i) compensation paid to the Indemnitee by the Company, (ii) activities by the Indemnitee on behalf of the Company, (iii) responses to a takeover attempt or threatened takeover attempt of the Company, and (iv) the Indemnitee's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Company. In addition, the Company agrees that, for purposes of clarification of the provisions of Sections 1 and 2 hereof and not for purposes of limitation, all services performed by the Indemnitee on behalf of, in connection with or related to any subsidiary of the Company, any employee benefit plan established for the benefit of employees of the Company or any subsidiary, any corporation or partnership or other entity in which the Company or any subsidiary has 5% ownership interest, or any other affiliate shall be deemed to be at the request of the Company.

      SECTION 7. ADVANCE FOR EXPENSES

      7.1. Mandatory Advance. Expenses (including attorneys' fees) incurred by the Indemnitee in investigating, defending, settling or appealing, or being or preparing to be a witness in, any action, suit or proceeding described in Section 1 or 2 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Indemnitee, but in no event later than 10 days following the Indemnitee's delivery to the Company of a written request for an advance pursuant to this
Section 7, together with a reasonable accounting of such expenses.

      7.2. Undertaking to Repay. The Indemnitee hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 7 if and to the extent that it shall ultimately be found that the Indemnitee is not entitled to be indemnified by the Company for such amounts.

      7.3. Miscellaneous. The Company shall make the advances contemplated by this Section 7 regardless of the Indemnitee's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest-free.

      SECTION 8. COURT-ORDERED INDEMNIFICATION. Regardless of whether the Indemnitee has met the standard of conduct set forth in Sections 1, 2 or 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification (and/or reimbursement pursuant to Section 12 hereof) to the court conducting any proceeding to which the Indemnitee is a party or a witness or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order Indemnification (and/or reimbursement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement)in view of all the relevant circumstances (including this Agreement).

      SECTION 9. NONDISCLOSURE OF PAYMENTS. Except as expressly required by Federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company's stockholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

      SECTION 10. COVENANT NOT TO SUE, LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of 2 years from the date the Indemnitee ceases (for any reason) to serve as either an officer or a director of the Company, and any claim or cause of action of the Company

(or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such 2-year period.

      SECTION 11. INDEMNIFICATION OF INDEMNITEE'S ESTATE. Notwithstanding any other provision of this Agreement, and regardless whether indemnification of the Indemnitee would be permitted and/or required under this Agreement, if the Indemnitee is deceased, the Company shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Indemnitee's Estate") against, and the Company shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1 or 2 hereof. Indemnification of the Indemnitee's Estate pursuant to this Section 11 shall be mandatory and not require a Determination or any other finding that the Indemnitee's conduct satisfied a particular standard of conduct.

      SECTION 12. REIMBURSEMENT OF ALL EXPENSES. Notwithstanding any other provision of this Agreement, and regardless of the presence or absence of any Determination, the Company promptly (but not later than 30 days following the Indemnitee's submission of a reasonable accounting) shall reimburse the Indemnitee for all attorneys' fees and related court costs and other expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of or preparation to be a witness in any action described in Section 1 or 2 hereof (including, but not limited to, the matters specified in Section 6 hereof).

      SECTION 13. MAINTENANCE OF INSURANCE.

      13.1. The Company represents that a copy of the policies of directors and officers liability insurance ("D&O insurance") that are to effect are set forth, as Exhibit A hereto. Subject only to the provisions of Section 13.2, the Company hereby agrees that during the period commencing on the date hereof and ending six years from the date the Indemnitee ceases to serve the Company, the Company shall purchase and maintain in effect for the benefit of the Indemnitee such insurance providing coverage at least as favorable to the Indemnitee as that presently provided, if such insurance can be purchased for premiums not in excess of 200% of the amount of the current premiums, adjusted from time to time in accordance with the Consumer Price Index, or, if such coverage cannot be obtained, the maximum coverage that can be obtained for 200% of the amount of the current premiums adjusted from, time to time in accordance with the Consumer Price Index.

      13.2. The Company shall not be required to maintain the insurance referred to in Section 13.1 hereof if such insurance is not available on terms reasonably satisfactory to the then Board or if, in the business judgment of the then Board, either (a) the premium cost for such insurance is disproportionate to the amount of coverage or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

      SECTION 14. CHANGES IN THE LAW. If any change after the date of this Agreement in any applicable law, statute at rule or the Company's Certificate of Incorporation expands the power of the Company to indemnify the Indemnitee, such change shall be within the purview of the Indemnitee's rights and the Company's obligations under this Agreement. If any change in any applicable law, statute or rule or the Company's Certificate of Incorporation narrows the right of the Company to indemnify a person such as the Indemnitee, such change, to the extent not otherwise required by such law, statute or rule or the Company's Certificate of Incorporation to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations thereunder.

      SECTION 15. MISCELLANEOUS.

      15.1. Notice Provision. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the parties at the addresses set forth below opposite their signatures to this Agreement.

      15.2. Entire Agreement. Except for the Company's Certificate of Incorporation and as provided in Section 5.9 hereof, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

      15.3. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

      15.4. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

      15.5. Execution in Counterparts. This Agreement and any amendment may be executed simultaneously or in counterparts, each of which together shall constitute one and the same instrument.

      15.6. Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

      15.7. Amendment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

      15.8. Binding Effect. The obligations of the Company to the Indemnitee hereunder shall survive and continue as to the Indemnitee even if the indemnitee ceases to be a director, officer, consultant, employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and, upon the death of the Indemnitee, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

      15.9. Nonexclusivity. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by statute, bylaw, agreement, vote of stockholders or otherwise.

      15.10. Effective Date. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

      EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

ADDRESS:                                           THE COMPANY:

5300 Broken Sound Boulevard, NW                    RAILAMERICA, INC.
Boca Raton, Florida 33487

Attention: General Counsel                     By: /s/ Donald D. Redfearn
                                                   -----------------------------
                                               Name:  Donald D. Redfearn
                                               Title: Executive Vice President
                                                      Chief Administrative
                                                      Officer & Secretary

ADDRESS:                                       THE INDEMNITEE:

_______________________________                /s/ Gary O. Marino
_______________________________                ---------------------------------
_______________________________                Name:  Gary O. Marino
                                               Title: Chairman, President & CEO

                          FOR SETTLEMENT PURPOSES ONLY
                         UNLESS EXECUTED BY BOTH PARTIES





                                    EXHIBIT 7

[RAILAMERICA LETTERHEAD]



AT THE COMPANY                                            FOR IMMEDIATE RELEASE
Susan Wright Greenfield                                           April 7, 2004
Assistant Vice President
Investor Relations & Corporate Communications
(561) 994-6015


               RAILAMERICA ANNOUNCES RETIREMENT OF GARY O. MARINO

BOCA RATON, FL - APRIL 7 - RailAmerica announced today that President and Chief Executive Officer (CEO) Gary O. Marino has decided to retire from the Company effective immediately. Mr. Marino, age 59, had served as RailAmerica's Chairman of the Board of Directors since the Company's formation in 1992. He also served as CEO since 1994 and as President since 1996. Under his leadership, RailAmerica grew from a private company owning one railroad, with revenues of approximately $1 million to a New York Stock Exchange listed public company owning 47 railroads with revenues of approximately $360 million.

         "Gary has been a dedicated leader of RailAmerica since the Company was founded and has achieved a long list of enviable accomplishments," said William
(Gus) Pagonis, Chairman of RailAmerica's Board of Directors. "The Company is highly appreciative of Gary's leadership and vision in helping transform the Company from one short line railroad to a railroad holding company that is one of the largest in North America. We thank him for his dedicated service and wish him well in his future endeavors."

         "With the recent announcement of the execution of an agreement to sell Freight Australia," said Gary Marino, "my work at RailAmerica is now complete. The Company is well positioned for future, sustained growth and the proceeds to be received from the pending Australia railroad sale will further strengthen the balance sheet and provide the capital for the Company to bolster its strong footprint in the North American railroad industry. I enjoyed tremendously helping to build RailAmerica over the last 18 years. I could not have done it without the dedicated service from a very talented, motivated management team and staff, and a supportive Board of Directors. I expect to now have time to pursue other projects that interest me and to focus on other personal priorities."

         "The Board will commence a search for a new President and CEO. In the interim, we expect that our strong management team led by Donald D. Redfearn, Acting President, Michael Howe, CFO, and Joe Conklin, COO will continue to effectively manage the business. I will be actively involved in helping them manage the Company, and the Board will continue to provide oversight, governance and support," stated William G. Pagonis.

         In connection with Mr. Marino's retirement, the Company will record a charge of approximately $0.18 - $0.20 per share in the second quarter for his retirement benefits. Approximately 50% of the charge relates to non-cash items for the extension of his stock options and the vesting of certain equity awards.

         RailAmerica, Inc. (NYSE: RRA) is the world's premium short line and regional railroad operator with 47 railroads operating approximately 12,000 miles in the United States, Canada, and Australia. The Company is a member of the Russell 2000(R) Index. Its website may be found at WWW.RAILAMERICA.COM.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE PERFORMANCE OF RAILAMERICA THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, FUEL COSTS, FOREIGN CURRENCY RISKS, FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS, FAILURE TO SERVICE DEBT, FAILURE TO SUCCESSFULLY MARKET AND SELL FREIGHT AUSTRALIA AND NON-OPERATING/NON-STRATEGIC PROPERTIES AND ASSETS WHEN SCHEDULED OR AT ALL, FAILURE TO SUCCESSFULLY REFINANCE DEBT, FAILURE TO ACCOMPLISH NEW MARKETING INITIATIVES, ECONOMIC CONDITIONS, CUSTOMER DEMAND, INCREASED COMPETITION IN THE RELEVANT MARKET, AND OTHERS. IN PARTICULAR, FORWARD-LOOKING STATEMENTS REGARDING EARNINGS AND EBITDA OF THE COMPANY AND ENTITIES TO BE ACQUIRED ARE SUBJECT TO INHERENT ECONOMIC, FINANCIAL AND OPERATING UNCERTAINTIES, INCLUDING CHANGES IN ECONOMIC CONDITIONS, REALIZATION OF OPERATING SYNERGIES, THE ABILITY TO RETAIN KEY CUSTOMERS AND THE IMPACT OF UNFORESEEN COSTS AND LIABILITIES OF SUCH ENTITIES. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE FORWARD-LOOKING INFORMATION TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION. IF THE COMPANY DOES UPDATE ANY FORWARD-LOOKING STATEMENT, NO INFERENCE SHOULD BE DRAWN THAT THE COMPANY WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THAT STATEMENT OR ANY OTHER FORWARD-LOOKING STATEMENTS. WE REFER YOU TO THE DOCUMENTS THAT RAILAMERICA FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH AS THE FORM 10-K, FORM 10-Q AND FORM 8-K, WHICH CONTAIN ADDITIONAL IMPORTANT FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS TO DIFFER FROM ITS CURRENT EXPECTATIONS AND FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.


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